Exhibit 99.1

Fortune Brands Announces Fourth Quarter and Full-Year 2008 Results

DEERFIELD, Ill.--(BUSINESS WIRE)--January 29, 2009--Fortune Brands, Inc. (NYSE: FO):

  Results Within Targeted Full-Year Range
  Company Accelerates Proactive Cost and Supply-Chain Initiatives
  Continued Focus on Outperforming Markets and Positioning for Strong Growth when Economy Recovers

Fortune Brands, Inc. (NYSE: FO), the company behind leading consumer brands including Jim Beam, Titleist and Moen, today reported results for the fourth quarter and full-year 2008. In a global economic environment that declined in the fourth quarter at a greater-than-anticipated rate, the company delivered results towards the low end of its target range for the full year. Net sales were lower by 19% in the fourth quarter and down 11% for the full year. Reported fourth quarter earnings were a loss of $1.84 per diluted share due to a non-cash write-down of goodwill and identifiable intangibles principally related to the impact of the U.S. housing correction and recession. Reported full-year earnings were $1.07 per diluted share.

Excluding one-time items, diluted EPS from continuing operations was $0.68 for the fourth quarter and $3.79 for the full year. As previously projected, fourth quarter EPS was significantly impacted by the excise tax increase in Australia on ready-to-drink spirits products and the company’s spirits sales and distribution route-to-market initiatives. In addition, foreign exchange due to the strong U.S. dollar adversely impacted fourth quarter results by $0.12 per diluted share.

“Fortune Brands continues to pursue the initiatives that are helping us compete effectively in very challenging economic conditions and positioning us for strong growth when the economy recovers,” said Bruce Carbonari, chairman and chief executive officer of Fortune Brands. “We’re aggressively realigning cost structures for current and future demand – and we accelerated those initiatives in the fourth quarter. We also remain focused on maintaining solid cash flow. At the same time, we’re intensely focused on outperforming the marketplace in our categories by investing selectively to build our brands, introducing new products targeted to our most attractive segments, and adjusting to evolving consumer trends.

“Even with the more challenging fourth-quarter environment – in which trade customers and retailers across our businesses further reduced inventories and the remodeling segment of the home products market decelerated – our full-year results were within our earnings target range, albeit towards the low end. We also achieved our free cash flow target before a $63 million after-tax year-end contribution to our pension plans.”

Focus on Outperforming Markets and Optimizing Cost Structures

“For our spirits business, 2008 was a transition year in which we made significant progress to better position this business for long-term growth,” Carbonari continued. “We unwound our partnership with V&S, enhanced talent across the organization, and developed our next-generation sales and distribution routes to market, which we initiated in the U.S. in the fourth quarter and will launch in international markets at the end of the current quarter.” Fourth-quarter and full-year results were impacted by previously announced factors, including the Australia RTD tax increase and the company’s route-to-market initiatives. On an underlying basis, excluding these factors and adverse foreign exchange, the company estimates operating income before charges in the spirits business would have been flat for the quarter and the full year. Excluding excise taxes, Maker’s Mark, Courvoisier, Knob Creek, Teacher’s and Laphroaig were among brands that delivered strong 2008 net sales growth in constant currency, and the company’s brands drove broad-based share gains across several key international markets.

“In a very challenging home products market in which we continue to face adverse operating leverage, full-year sales in our home products business ran ahead of estimated market performance as we continued to expand into adjacent product categories and grow internationally,” said Carbonari. “To align capacity with marketplace conditions, we initiated further workforce reductions and the closure of additional facilities in our home products business. As a result, the number of facilities in our home products business will be 35% below its peak before the housing correction.

“Our golf business delivered its second best sales year on record, benefiting from new-product development and double-digit growth in Asian markets. Full-year golf operating income was impacted by brand investment, higher commodities costs and lower volumes. While golf results in the seasonally smallest fourth quarter reflected soft industry demand and adverse operating leverage, we benefited from strong sell-in for new advanced-technology Titleist golf clubs.”

For the fourth quarter:

  Income from continuing operations was a loss of $275.3 million ($1.84 per diluted share) versus income of $190.7 million ($1.22 per diluted share) in the year-ago quarter.
    Comparisons were adversely impacted by a net charge of $2.50 per share from one-time items, including: non-cash write-downs of $348.7 million after tax (principally related to the company’s entry door brand), restructuring and restructuring-related charges of $32.8 million after tax, and an after-tax gain of $3.4 million related to the previously announced termination of the U.S. spirits distribution joint venture.
  Excluding one-time items in both the current and prior-year periods, diluted EPS before charges/gains was $0.68, down 51% from $1.39 in the year-ago quarter.
  Net sales were $1.79 billion, down 19%.
    Foreign exchange adversely impacted net sales by 5%.
  Operating income was a loss of $320.4 million.
    Operating income before charges/gains was positive $197.6 million.

For the full year 2008:

  Income from continuing operations was $164.6 million, or $1.07 per diluted share, down from $4.79 in 2007.
  Diluted EPS before charges/gains was $3.79, down 25% from $5.06 in 2007.
  Net sales were $7.61 billion, down 11%.
  Operating income from continuing operations was $145.6 million.
    Operating income before charges/gains was $1.05 billion.
  Free cash flow was $430 million after dividends, capital expenditures and a fourth quarter after-tax contribution to the company’s pension plans of $63 million.
  Return on equity before charges/gains was 10%.
  Return on invested capital before charges/gains was 7%.
  The dividend increased 5% to an annual rate of $1.76 per share.

Outlook for 2009

“In the most difficult and uncertain economy in decades, we’re planning for the global economy to get worse before it gets better, and we expect the challenges of 2008 to continue throughout 2009,” said Carbonari. “Faced with the credit crunch, declining home values and rising job insecurity, consumers are being very cautious. At the retail level, we anticipate customers will maintain lean inventories across categories. While we anticipate the home products market will decline in the range of 20%, Fortune Brands will benefit from our significant presence in the relatively recession-resistant distilled spirits category, which now provides nearly 60% of our operating income before charges. We expect the global spirits market will remain solid and that spirits will remain an affordable luxury.

“While we can’t control the health of our markets or headwinds such as adverse foreign exchange, we can control how we compete,” Carbonari continued. “The actions we’re taking position Fortune Brands well to navigate these challenging times and to return to strong growth when the economy recovers. We’ll continue making targeted investments to gain profitable market share, including through innovation, expansion into new markets and impactful brand-building programs. And we’ll remain sharply focused on our ongoing cost and supply-chain initiatives, while retaining appropriate flexibility to ramp up production when conditions improve.”

The company announced that it is currently targeting diluted EPS before charges/gains for 2009 to be in the range of $2.00 to $2.50 per share, reflecting sharply lower results in home products and lower results in golf, partly offset by underlying growth in spirits. The company expects 2009 results will be impacted by adverse foreign exchange amounting to approximately 35 cents per diluted share at current rates, costs associated with the spirits route-to-market initiatives in the range of 15 cents per diluted share, as well as negative operating leverage in the home and golf segments. “We’re budgeting cautiously in this environment,” stated Carbonari. “Our earnings target assumes that the consumer trends we saw in the fourth quarter will continue into 2009, and that the seasonally small first quarter, during which comparisons will still be impacted by the Australia RTD tax, will be the most challenging of the year for us. As a result, we may deliver only modest EPS before charges/gains in the first quarter. As the year progresses, we’ll benefit from easier comparisons, as well as the underlying performance of our spirits business. Despite the challenges 2009 will bring, we remain committed to outperforming our markets, aggressively managing our costs and emerging from the global economic crisis an even stronger company.”

While the company continues to issue a full-year earnings target, Fortune Brands in the future will no longer announce quarterly earnings per share targets, consistent with the practice adopted by an increasing number of companies.

The company announced that it is targeting free cash flow for 2009 to be in the range of $100-200 million after dividends and net capital expenditures. Due to its pension contribution in December 2008, the company currently anticipates it will have only minimal pension funding requirements in 2009.

The company further announced that corporate officers will not receive a bonus payout for 2008 and that its cost initiatives include a salary freeze for corporate officers in 2009.

About Fortune Brands

Fortune Brands, Inc. is a leading consumer brands company. Its operating companies have premier brands and leading market positions in distilled spirits, home and hardware, and golf products. Beam Global Spirits & Wine, Inc. is the company’s premium spirits business. Major spirits brands include Jim Beam and Maker’s Mark bourbon, Sauza tequila, Canadian Club whisky, Courvoisier cognac, Cruzan rum, Teacher’s and Laphroaig Scotch, and DeKuyper cordials. Home and hardware brands include Moen faucets, Aristokraft, Omega, Diamond and Kitchen Craft cabinetry, Therma-Tru door systems, Simonton windows, Master Lock security products and Waterloo tool storage sold by units of Fortune Brands Home & Hardware LLC. Acushnet Company’s golf brands include Titleist, Cobra and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index.

To receive company news releases by e-mail, please visit www.fortunebrands.com.

Forward-Looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: general economic conditions, including the U.S. housing market; competitive market pressures (including pricing pressures); consolidation of trade customers; successful development of new products and processes; ability to secure and maintain rights to intellectual property; risks pertaining to strategic acquisitions and joint ventures, including the potential financial effects and performance of such acquisitions or joint ventures, and integration of acquisitions and the related confirmation or remediation of internal controls over financial reporting; changes related to the U.S. and international distribution structure in the company’s spirits business; ability to attract and retain qualified personnel; weather; risks associated with doing business outside the United States, including currency exchange rate risks; commodity and energy price volatility; costs of certain employee and retiree benefits and returns on pension assets; dependence on performance of distributors and other marketing arrangements; the impact of excise tax increases on distilled spirits; changes in golf equipment regulatory standards and other regulatory developments; potential liabilities, costs and uncertainties of litigation; impairment in the carrying value of goodwill or other acquired intangibles; historical consolidated financial statements that may not be indicative of future conditions and results; interest rate fluctuations; volatility of financial and credit markets, which could affect access to capital for the company, its customers and consumers; any possible downgrades of the company’s credit ratings; as well as other risks and uncertainties detailed from time to time in the company’s Securities and Exchange Commission filings.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, return on equity before charges/gains, return on invested capital before charges/gains, free cash flow and underlying operating income before charges in the spirits segment. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures, and reasons for the company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS, INC.
CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	% Change	2008	2007	% Change

Net Sales	$1,785.6	$2,215.4	(19.4)	$7,608.9	$8,563.1	(11.1)

Cost of goods sold	951.1	1,135.4	(16.2)	4,031.3	4,549.9	(11.4)

Excise taxes on spirits	157.5	183.7	(14.3)	503.8	510.9	(1.4)

Advertising, selling, general
and administrative expenses	467.1	516.0	(9.5)	1,973.9	2,022.8	(2.4)

Gain on sale of
The Dalmore Scotch assets	-	(45.6)	-	-	(45.6)	-

Amortization of intangibles	12.3	11.8	4.2	49.6	47.6	4.2

Asset impairment charges	461.2	-	-	785.5	-	-

Restructuring
and restructuring-related items	56.8	77.9	(27.1)	119.2	101.2	17.8

Operating Income/(Loss)	(320.4)	336.2	-	145.6	1,376.3	(89.4)

Interest expense	57.9	67.5	(14.2)	237.1	293.6	(19.2)

Other income, net	(8.9)	(8.1)	(9.9)	(279.9)	(37.5)	(646.4)

Income/(Loss) from Continuing Operations
before income taxes and minority interests	(369.4)	276.8	-	188.4	1,120.2	(83.2)

Income tax (benefit)/expense	(95.8)	79.9	-	89.6	346.3	(74.1)

Minority interests	1.7	6.2	(72.6)	(65.8)	24.4	-

Income/(Loss) from Continuing Operations	$(275.3)	$190.7	-	$164.6	$749.5	(78.0)

Income/(Loss) from Discontinued Operations	-	10.8	-	152.5	13.1	-

Net Income/(Loss)	$(275.3)	$201.5	-	$317.1	$762.6	(58.4)

Earnings/(Loss) Per Common Share, Basic:
Income from continuing operations	$(1.84)	$1.24	-	$1.08	$4.89	(77.9)
Income from discontinued operations	-	0.07	-	1.01	0.09	-
Net Income	$(1.84)	$1.31	-	$2.09	$4.98	(58.0)

Earnings/(Loss) Per Common Share, Diluted:
Income from continuing operations	$(1.84)	$1.22	-	$1.07	$4.79	(77.7)
Income from discontinued operations	-	0.06	-	0.99	0.08	-
Net Income	$(1.84)	$1.28	-	$2.06	$4.87	(57.7)

Avg. Common Shares Outstanding
Basic	150.0	153.8	(2.5)	151.7	153.1	(0.9)
Diluted	150.0	156.9	(4.4)	153.7	156.5	(1.8)

Actual Common Shares Outstanding
Basic				150.1	153.9	(2.5)
Diluted				151.6	156.5	(3.1)

FORTUNE BRANDS, INC.
(In millions, except per share amounts)
(Unaudited)

NET SALES AND OPERATING INCOME

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	% Change	2008	2007	% Change
Net Sales
Spirits	$721.4	$858.8	(16.0)	$2,480.9	$2,606.8	(4.8)
Home and Hardware	852.0	1,111.5	(23.3)	3,759.1	4,550.9	(17.4)
Golf	212.2	245.1	(13.4)	1,368.9	1,405.4	(2.6)
Total Net Sales	$1,785.6	$2,215.4	(19.4)	$7,608.9	$8,563.1	(11.1)

Operating Income
Spirits	$126.1	$290.1	(56.5)	$543.7	$766.7	(29.1)
Home and Hardware	(419.7)	62.8	-	(465.6)	503.0	-
Golf	(18.3)	(6.7)	(173.1)	125.3	165.5	(24.3)
Corporate expenses	(8.5)	(10.0)	(15.0)	(57.8)	(58.9)	(1.9)
Total Operating Income (Loss)	$(320.4)	$336.2	-	$145.6	$1,376.3	(89.4)

Operating Income Before Charges (a)
Spirits	$183.0	$245.9	(25.6)	$634.6	$725.2	(12.5)
Home and Hardware	41.4	138.7	(70.2)	348.2	599.3	(41.9)
Golf	(18.3)	(6.1)	(200.0)	125.3	166.3	(24.7)
Less:
Corporate expenses	(8.5)	(10.0)	(15.0)	(57.8)	(58.9)	(1.9)

Operating Income Before Charges	197.6	368.5	(46.4)	1,050.3	1,431.9	(26.6)
Restructuring and
restructuring-related items	(56.8)	(77.9)	-	(119.2)	(101.2)	(17.8)
Asset impairment charges	(461.2)	-	-	(785.5)	-	-
Gain from the sale of The Dalmore Scotch assets	-	45.6		-	45.6
Operating Income (Loss)	$(320.4)	$336.2	-	$145.6	$1,376.3	(89.4)

(a) Operating Income Before Charges is Operating Income derived in accordance with GAAP excluding restructuring and restructuring-related items, asset impairment charges and the gain from the sale of The Dalmore Scotch assets. Operating Income Before Charges is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by our operating segments and to evaluate and identify cost reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

FREE CASH FLOW
	Three Months Ended December 31,		Twelve Months Ended December 31,		2009 Full Year
	2008	2007	2008	2007	Targeted Range

Free Cash Flow (b)	$59.8	$292.6	$430.3	$518.8	$100 - 200
Add:
Discontinued Operations - Sale of Wine Business	-	-	(31.0)	-	-
Net Capital Expenditures	62.1	105.0	157.0	197.9	150 - 175
Dividends Paid	66.1	64.7	261.2	248.6	265*
Cash Flow From Operations	$188.0	$462.3	$817.5	$965.3	$515 - 640

(b) Free Cash Flow is Cash Flow from Operations less net capital expenditures and dividends paid to stockholders. It additionally excludes credits and payments of taxes on the discontinued operation sale of the wine business. Free Cash Flow is a measure not derived in accordance with GAAP. Management believes that Free Cash Flow provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

* Assumes current dividend rate and basic shares outstanding on December 31, 2008.

EPS BEFORE CHARGES/GAINS
EPS from Continuing Operations Before Charges/Gains is Net Income from Continuing Operations calculated on a per-share basis excluding restructuring, restructuring-related and other one-time items.

For the fourth quarter of 2008, EPS from Continuing Operations Before Charges/Gains is Net Income from Continuing Operations calculated on a per-share basis excluding $56.8 million ($32.8 million after tax or $0.22 per diluted share) of restructuring and restructuring-related items, asset impairment charges of $461.2 million ($348.7 million after tax or $2.29 per diluted share), the write-down of the Maxxium international spirits distribution joint venture investment of $1.0 million ($0.7 million after tax or $0.01 per diluted share), and a gain on the termination of the Future Brands U.S. spirits distribution joint venture of $5.5 million ($3.4 million after tax or $0.02 per diluted share).

For the twelve month period ended December 31, 2008, EPS from Continuing Operations Before Charges/Gains is Net Income from Continuing Operations calculated on a per-share basis excluding $119.2 million ($73.5 million after tax or $0.48 per diluted share) of restructuring and restructuring-related items, intangible asset impairments of $785.5 million ($659.4 million after tax or $4.29 per diluted share), tax-related credits of $98.2 million ($0.64 per diluted share), the write down of the Maxxium international spirits distribution joint venture investment of $51.5 million ($51.2 million after tax or $0.33 per diluted share), an after-tax gain resulting from the repurchase of the Beam Global minority interest of $81.8 million ($0.53 per diluted share), a gain on the termination of the Future Brands U.S. spirits distribution joint venture of $233.7 million ($145.9 million after tax or $0.95 per diluted share), an accelerated Future Brands deferred gain of $72.0 million ($44.9 million after tax or $0.29 per diluted share), and V&S auction process costs of $8.2 million ($5.3 million after tax or $0.03 per diluted share).

For the fourth quarter of 2007, EPS from Continuing Operations Before Charges/Gains is Net Income calculated on a per-share basis excluding $77.9 million ($56.5 million after tax or $0.35 per diluted share) of restructuring and restructuring-related items and a $45.6 million ($28.5 million after tax or $0.18 per diluted share) gain associated with the sale of The Dalmore Scotch assets. For the twelve-month period ended December 31, 2007, EPS from Continuing Operations Before Charges/Gains excludes $101.2 million ($71.1 million after tax or $0.45 per diluted share) of restructuring and restructuring-related items and a $45.6 million ($28.5 million after tax or $0.18 per diluted share) gain associated with the sale of The Dalmore Scotch assets.

EPS from Continuing Operations Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	% Change	2008	2007	% Change

Earnings Per Common Share - Basic
Income from Continuing Operations
before Charges/Gains	0.69	1.42	(51.4)	3.84	5.17	(25.7)
V&S auction process costs	-	-	-	(0.03)	-	-
Maxxium investment write-down	(0.01)	-	-	(0.34)	-	-
Accelerated Future Brands Deferred Gain	-	-	-	0.30	-	-
Gain on Future Brands termination	0.02	-	-	0.96	-	-
Tax-related credits	-	-	-	0.64	-	-
Asset impairment charges	(2.32)	-	-	(4.35)	-	-
Beam Global minority interest repurchase	-	-	-	0.54	-	-
Restructuring
and restructuring-related items	(0.22)	(0.37)	-	(0.48)	(0.47)	(2.1)
Gain on sale of The Dalmore Scotch assets	-	0.19		-	0.19	-

Income from Continuing Operations	(1.84)	1.24	-	1.08	4.89	(77.9)

Income from Discontinued Operations	-	0.07	-	1.01	0.09	-

Net Income	(1.84)	1.31	-	2.09	4.98	(58.0)

Earnings Per Common Share - Diluted
Income from Continuing Operations
before Charges/Gains	0.68	1.39	(51.1)	3.79	5.06	(25.1)
V&S auction process costs	-	-	-	(0.03)	-	-
Maxxium investment write-down	(0.01)	-	-	(0.33)	-	-
Accelerated Future Brands Deferred Gain	-	-	-	0.29	-	-
Gain on Future Brands termination	0.02	-	-	0.95	-	-
Tax-related credits	-	-	-	0.64	-	-
Asset impairment charges	(2.29)	-	-	(4.29)	-	-
Beam Global minority interest repurchase	-	-	-	0.53	-	-
Restructuring
and restructuring-related items	(0.22)	(0.35)	37.1	(0.48)	(0.45)	(6.7)
Gain on sale of The Dalmore Scotch assets	-	0.18	-	-	0.18	-
Impact of anti-dilution	(0.02)	-	-	-	-	-
Income from Continuing Operations	(1.84)	1.22	-	1.07	4.79	(77.7)

Income from Discontinued Operations	-	0.06	-	0.99	0.08	-

Net Income	(1.84)	1.28	-	2.06	4.87	(57.7)

RESTRUCTURING AND RESTRUCTURING-RELATED ITEMS
The company recorded pre-tax restructuring and restructuring-related items of $56.8 million ($32.8 million after tax or $0.22 per diluted share) in the three-month period ended December 31, 2008. For Spirits, these charges relate to business repositioning, including supply chain activities, and route-to-market initiatives. For Home & Hardware, the charges relate to supply chain realignment, capacity and cost reduction initiatives and the exit of select low return product offerings.

The company recorded pre-tax restructuring and restructuring-related items of $119.2 million ($73.5 million after tax or $0.48 per diluted share) in the twelve-month period ended December 31, 2008. For Spirits, these charges relate to business repositioning, including supply chain activities, and route-to-market initiatives. For Home & Hardware, the charges relate to supply chain realignment, capacity and cost reduction initiatives and the exit of select low return product offerings.

	Three Months Ended December 31, 2008
	(In millions, except per share amounts)
		Restructuring-Related Items
	Restructuring	Cost of Sales Charges	SG & A Charges	Total
Spirits	$10.2	$4.4	$15.0	$29.6
Home and Hardware	30.5	5.4	(8.7)	27.2
Total	$40.7	$9.8	$6.3	$56.8

Income tax benefit				24.0
Net charge				$32.8
Charge per common share
Basic				$0.22
Diluted				$0.22

	Twelve Months Ended December 31, 2008
	(In millions, except per share amounts)
		Restructuring-Related Items
	Restructuring	Cost of Sales Charges	SG & A Charges	Total
Spirits	$32.3	$4.4	$26.9	$63.6
Home and Hardware	49.5	9.1	(3.0)	55.6
Total	$81.8	$13.5	$23.9	$119.2

Income tax benefit				45.7
Net charge				$73.5
Charge per common share
Basic				$0.48
Diluted				$0.48

RECONCILIATION OF FULL YEAR 2008 EARNINGS GUIDANCE TO GAAP
For the full year, the company targeted diluted EPS before charges/gains from continuing operations to be down at a high-teens-to-mid-20s percentage rate. On a GAAP basis, the company's diluted EPS from continuing operations was down 78%.

RECONCILIATION OF FULL YEAR 2009 EARNINGS GUIDANCE TO GAAP
For the full year, the company is targeting diluted EPS before charges/gains from continuing operations to be in the range of $2.00 to $2.50 per share. On a GAAP basis, the company is targeting diluted EPS from continuing operations to be in the range of $1.80 to $2.30 per share.

EPS Before Charges/Gains from continuing operations is Net Income calculated on a per-share basis excluding restructuring, restructuring-related and other one-time items.

EPS Before Charges/Gains from continuing operations is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	December 31,	December 31,
	2008	2007

Assets
Current assets
Cash and cash equivalents	$163.3	$203.7
Accounts receivable, net	918.5	1,101.9
Inventories	1,975.4	2,047.6
Other current assets	410.9	427.7
Total current assets	3,468.1	3,780.9

Property, plant and equipment, net	1,553.9	1,698.2
Intangibles resulting from
business acquisitions, net	6,783.1	8,063.2
Other assets	286.8	414.6
Total assets	$12,091.9	$13,956.9

Liabilities and Stockholders' Equity
Current liabilities
Short-term debt	$31.6	$230.9
Current portion of long-term debt	5.0	200.0
Other current liabilities	1,153.5	1,662.9
Total current liabilities	1,190.1	2,093.8

Long-term debt	4,688.6	3,942.7
Other long-term liabilities	1,507.6	1,676.4
Total liabilities	7,386.3	7,712.9

Minority interests	13.6	558.5

Stockholders' equity	4,692.0	5,685.5

Total liabilities and stockholders' equity	$12,091.9	$13,956.9

FORTUNE BRANDS, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains
December 2008 - Fourth Quarter
$ - millions

		Restructuring and related expenses	Asset impairment charges	Tax credit/ Discontinued operations		Gain on Future Brands termination	Gain on Sale of The Dalmore Scotch assets	Before charges/ gains
					Maxxium write-down
	GAAP

	FOURTH QUARTER
2008

Net Sales	1,785.6							1,785.6

Cost of goods sold	960.9	(9.8)						951.1
Excise taxes	157.5							157.5
Advertising and SG&A	473.4	(6.3)						467.1
Amortization of intangibles	12.3							12.3
Asset impairment charges	461.2		(461.2)					-
Restructuring expenses	40.7	(40.7)						-

Operating (Loss)/Income	(320.4)	56.8	461.2	-	-	-	-	197.6

Interest expense	57.9							57.9
Other (income)/expense	(8.9)				(1.0)	5.5		(4.4)

(Loss)/Income before taxes	(369.4)	56.8	461.2	-	1.0	(5.5)	-	144.1

Income tax (benefit)/expense	(95.8)	24.0	112.5		0.3	(2.1)		38.9
Minority interests	1.7							1.7

(Loss)/Income from Continuing Operations	(275.3)	32.8	348.7	-	0.7	(3.4)	-	103.5

Income from Discontinued Operations	-			-				-

Net (Loss)/Income	(275.3)	32.8	348.7	-	0.7	(3.4)	-	103.5

Average Diluted Shares Outstanding	150.0							151.4

Diluted EPS from Continuing Operations	(1.84)							0.68

2007

Net Sales	2,215.4							2,215.4

Cost of goods sold	1,143.3	(7.9)						1,135.4
Excise taxes	183.7							183.7
Advertising and SG&A	528.5	(12.5)						516.0
Amortization of intangibles	11.8							11.8
Asset impairment charges	-							-
Restructuring expenses	57.5	(57.5)						-
Gain on sale of The Dalmore Scotch assets	(45.6)						45.6	-

Operating Income	336.2	77.9	-	-	-	-	(45.6)	368.5

Interest expense	67.5							67.5
Other income, net	(8.1)							(8.1)

Income before taxes	276.8	77.9	-	-	-	-	(45.6)	309.1

Income taxes	79.9	21.4					(17.1)	84.2
Minority interests	6.2							6.2

Income from Continuing Operations	190.7	56.5	-	-	-	-	(28.5)	218.7

Income from Discontinued Operations	10.8		-	(10.8)				-

Net Income	201.5	56.5	-	(10.8)	-	-	(28.5)	218.7

Average Diluted Shares Outstanding	156.9							156.9

Diluted EPS from Continuing Operations	1.22							1.39

FORTUNE BRANDS, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains
December 2008 - Year to Date

		Restructuring and related expenses	Asset impairment charges	Tax credit/ Discontinued operations		10% BGSW minority interest buy-back	Gain on Future Brands termination	Accelerated Future Brands deferred gain	V&S acquisition costs	Gain on Sale of The Dalmore Scotch assets	Before charges/ gains
					Maxxium write-down
	GAAP

	YEAR TO DATE
2008

Net Sales	7,608.9										7,608.9

Cost of goods sold	4,044.8	(13.5)									4,031.3
Excise taxes	503.8										503.8
Advertising and SG&A	1,997.8	(23.9)									1,973.9
Amortization of intangibles	49.6										49.6
Asset impairment charges	785.5		(785.5)								-
Restructuring expenses	81.8	(81.8)									-

Operating Income	145.6	119.2	785.5	-	-	-	-	-	-	-	1,050.3

Interest expense	237.1										237.1
Other (income)/expense	(279.9)	-	-	-	(51.5)	(0.3)	233.7	72.0	(8.2)	-	(34.2)

Income before taxes	188.4	119.2	785.5	-	51.5	0.3	(233.7)	(72.0)	8.2	-	847.4

Income taxes	89.6	45.7	126.1	98.2	0.3	0.1	(87.8)	(27.1)	2.9	-	248.0
Minority interests	(65.8)					82.0					16.2

Income from Continuing Operations	164.6	73.5	659.4	(98.2)	51.2	(81.8)	(145.9)	(44.9)	5.3	-	583.2

Income from Discontinued Operations	152.5	-	-	(152.5)	-	-	-	-	-	-	-

Net Income	317.1	73.5	659.4	(250.7)	51.2	(81.8)	(145.9)	(44.9)	5.3	-	583.2

Average Diluted Shares Outstanding	153.7										153.7

Diluted EPS from Continuing Operations	1.07										3.79

2007

Net Sales	8,563.1										8,563.1

Cost of goods sold	4,564.6	(14.7)									4,549.9
Excise taxes	510.9										510.9
Advertising and SG&A	2,035.8	(13.0)									2,022.8
Amortization of intangibles	47.6										47.6
Asset impairment charges	-										-
Restructuring expenses	73.5	(73.5)									-
Gain on sale of The Dalmore Scotch assets	(45.6)									45.6	-

Operating Income	1,376.3	101.2	-	-	-	-	-	-	-	(45.6)	1,431.9

Interest expense	293.6										293.6
Other income, net	(37.5)										(37.5)

Income before taxes	1,120.2	101.2	-	-	-	-	-	-	-	(45.6)	1,175.8

Income taxes	346.3	30.1								(17.1)	359.3
Minority interests	24.4										24.4

Income from Continuing Operations	749.5	71.1	-	-	-	-	-	-	-	(28.5)	792.1

Income from Discontinued Operations	13.1	-	-	(13.1)	-				-	-	-

Net Income	762.6	71.1	-	(13.1)	-	-	-	-	-	(28.5)	792.1

Average Diluted Shares Outstanding	156.5										156.5

Diluted EPS from Continuing Operations	4.79										5.06

FORTUNE BRANDS, INC.
Reconciliation of ROE based on Net Income from Continuing Operations Before Charges/Gains to
ROE based on GAAP Net Income from Continuing Operations
December 31, 2008
Amounts in millions
(Unaudited)

	Rolling twelve months Net Income from Continuing Operations Before	Average		ROE based on Net Income from Continuing Operations
	Charges/Gains less Preferred Dividends	Equity		Before Charges/Gains

Fortune Brands	$ 582.7 /	$5,620.1	=	10.4%

	Rolling twelve months GAAP Net Income from	Average		ROE based on GAAP
	Continuing Operations less Preferred Dividends	Equity		Net Income from Continuing Operations

Fortune Brands	$ 316.6 /	$5,584.7	=	5.7%

Return on Equity - or ROE - Before Charges/Gains is net income from continuing operations less preferred dividends derived in accordance with GAAP excluding any restructuring and non-recurring items divided by the twelve month average of GAAP common equity (total equity less preferred equity) excluding any restructuring and non-recurring items.

FORTUNE BRANDS, INC.
Reconciliation of ROIC based on Net Income from Continuing Operations Before Charges/Gains to
ROIC based on GAAP Net Income from Continuing Operations
December 31, 2008
Amounts in millions
(Unaudited)

	Rolling twelve months Net Income from Continuing Operations Before	Average		ROIC based on Net Income from Continuing Operations
	Charges/Gains plus after-tax Interest Expense	Invested Capital		Before Charges/Gains

Fortune Brands	$ 735.0 /	$10,295.7	=	7.1%

	Rolling twelve months GAAP Net Income from	Average		ROIC based on GAAP
	Continuing Operations plus after-tax Interest Expense	Invested Capital		Net Income from Continuing Operations

Fortune Brands	$ 468.8 /	$10,255.1	=	4.6%

Return on Invested Capital - or ROIC - Before Charges/Gains is net income from continuing operations plus after-tax interest expense derived in accordance with GAAP excluding any restructuring and non-recurring items divided by the twelve month average of GAAP Invested Capital (net debt plus equity) excluding any restructuring and non-recurring items.

ROE From Continuing Operations Before Charges/Gains and ROIC From Continuing Operations Before Charges/Gains are measures not derived in accordance with GAAP. Management uses these measures to determine the returns generated by the company and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. These measures may be inconsistent with similar measures presented by other companies.

CONTACT:
Fortune Brands, Inc.
Media Relations:
Clarkson Hine
(847) 484-4415
or
Investor Relations:
Tony Diaz
(847) 484-4410